Sub-Item 77Q(1)(a): Copies of material amendments to the Trust's declaration of trust or by-laws

        Amendment No. 49 dated June 19, 2008 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit
 (a)(50) to Post Effective Amendment No. 205 to registrant's registration statement on Form N-1A filed with the Securities and Exchange Commission on July 29, 2008 (Accession No. 0000950123-08-008456).

        Amendment No. 50 dated August 14, 2008 to the Agreement and
Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(51) to Post Effective Amendment No. 206 to registrant's registration statement on Form N-1A filed with the Securities and Exchange Commission on August 27, 2008 (Accession No. 0000950123-08-010200).